Exhibit 99.1

                                    STATEMENT


     Pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. ss.1350, the undersigned officer of Tri City Bankshares Corporation (the "Corporation"), hereby certifies that:

    (1)  the  Corporation's  Annual  Report  on Form  10-K  for the  year  ended
         December 31, 2002 fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

    (2) the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.


Dated: March 12, 2003



                                                         /s/ Henry Karbiner, Jr.
                                                         -----------------------
                                                         Henry Karbiner, Jr.
                                                         President/CEO/CFO


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